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                                  EXHIBIT 3.8

                          CERTIFICATE OF AMENDMENT OF
          ARTICLES OF ORGANIZATION OF UNITED NATIONAL MORTGAGE, LLC

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                                                                   F980203000114

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                            ARTICLES OF ORGANIZATION

                                       OF

                         UNITED NATIONAL MORTGAGE, LLC

               UNDER SECTION 211 OF THE LIMITED LIABILITY COMPANY
                                      LAW

                                                             STATE OF NEW YORK
                                                            DEPARTMENT OF STATE

                                                            FILED FEB. 03 1998
                                                            TAX $
                                                                 ---------------
                                                            BY: [ILLEGIBLE]
                                                               -----------------

BILLED
ACR - 41

                                   FILED BY:
                            HIQ CORPORATION SERVICES
                        516 NORTH CHALES STREET, 5TH FL.
                               BALTIMORE MD 21201

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                                                                   F980203000114

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                            ARTICLES OF ORGANIZATION
                                       OF
                         UNITED NATIONAL MORTGAGE, LLC

            (Under Section 211 of the Limited Liability Company Law)

FIRST: The name of the Limited Liability company is:

                         UNITED NATIONAL MORTGAGE, LLC

SECOND: The date of filing of the Articles of Organization is:

                                OCTOBER 2, 1996.

THIRD: The amendments effected by this Certificate of Amendment are as follows:

      A) Paragraph "SECOND" of the Articles of Organization dealing with the county of the office of the company is hereby amended to read as follows:

                                 PUTMAN COUNTY

      B) Paragraph "FOURTH" of the Articles of Organization dealing with the post office address to which the secretary of state shall mail a copy of any process against the company is hereby amended to read as follows:

                         UNITED NATIONAL MORTGAGE, LLC
                            SOUTHEAST EXECUTIVE PARK
                            100 EXECUTIVE BOULEVARD
                                   SUITE 106
                            BREWSTER, NEW YORK 10509

IN WITNESS WHEREOF, this certificate has bee subscribed this 20th day of November, 1997, by the undersigned who affirms that the statements made herein are true under the penalties of perjury.


                                                         /s/ Donald Wilen
                                                      --------------------------
                                                      Donald Wilen, 100% Member
                                                      Chief Executive Officer

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State of New York   )
                     ss:
Department of State )

I hereby certify that the annexed copy has been compared with the original document in the custody of the Secretary of State and that the same is a true copy of said original.

      Witness my hand and seal of the Department of State on AUG 21 1998


                             [SEAL]           /s/ [ILLEGIBLE]

                                              Special Deputy Secretary of State.

DOS-1266 (5/96)